THIS WARRANT AGREEMENT is entered into as of March ____ , 2000 by and between The Boeing Corporation, a Delaware corporation ("Boeing" or the "Holder"), and World Airways, Inc., a Delaware corporation (the "Company").

In furtherance of that certain Letter Agreement between Boeing and the Company dated as of August 4, 1999 (the "Letter Agreement"), the Company agrees to grant Boeing warrants (the "Warrants") to purchase 1,000,000 shares of the Company's common stock, par value $.001 per share ("Common Stock"), on the terms and conditions stated herein. Each Warrant shall entitle the Holder thereof to purchase upon the exercise thereof one share of the Company's Common Stock; provided, however that such number of shares may be adjusted from time to time pursuant to Section 9 below (the shares of Common Stock issuable upon exercise of the Warrants being referred to herein as "Warrant Shares").

NOW THEREFORE, in consideration of the premises and the mutual agreements herein and for other good and valuable consideration, the parties hereto agree as follows:

1. ISSUANCE AND EXERCISABILITY OF WARRANTS: FORM OF WARRANT CERTIFICATES. Boeing is hereby granted 1,000,000 Warrants, which Warrants will be exercisable as of the date hereof through the Expiration Date as hereinafter defined, at a purchase price of $.01 for the warrant on each share totaling $10,000.00. The Company will issue and deliver to Boeing a warrant certificate or warrant certificates (individually a "Warrant Certificate" and collectively the "Warrant Certificates") for the 1,000,000 warrants, promptly upon payment of the $10,000.00 purchase price. The text of the Warrant Certificate shall be substantially as set forth in Exhibit A hereto. The form of election to purchase shares shall be substantially as set forth in Exhibit B hereto.

2. WARRANT REGISTER. The Warrant Certificates shall be numbered and shall be registered in a Warrant Register as they are issued. The Company shall be entitled to treat the registered holder of any Warrant Certificate on the Warrant Register (the "Holder") as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrant Certificates which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with knowledge of such facts that its participation therein amounts to bad faith. The Warrant Certificates to be issued to Boeing hereunder shall be registered initially in the name of "The Boeing Company".

3. EXCHANGE OF WARRANT CERTIFICATE. Subject to any restriction upon transfer set forth in this Warrant Agreement, each Warrant Certificate may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Any Holder desiring to exchange a Warrant Certificate or Warrant Certificates shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the Warrant Certificate or Warrant Certificates to be so exchanged. Thereupon, the Company shall execute and deliver to the person entitled thereto a new Warrant Certificate or Warrant Certificates, as the case may be, as so requested.

4. TRANSFER OF WARRANTS. Subject to compliance with state and federal securities laws and the terms and conditions hereof, Boeing shall have the right to sell, transfer, negotiate, assign or grant participation in all or any part of Boeing's rights and obligations under this Warrant Agreement or under any Warrant Certificate. The Warrant Certificates shall be transferable on the books of the Company (the "Warrant Register") only upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited with the Company in its discretion. Upon any registration of transfer, the Company shall deliver a new Warrant Certificate or Warrant Certificates to the person entitled thereto. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrant Certificates to be transferred on its books to any person unless the Holder of such Warrant Certificates shall furnish to the Company evidence of compliance with the Securities Act of 1933, as amended (the "Act"), in accordance with the provisions of Section 11 of this Warrant Agreement. The text of each new Warrant Certificate issued under Sections 3 or 4 and of the form of election to purchase shares shall be as set forth in Exhibits A and B hereto and shall be exchanged and transferred and subject to adjustment in the same manner as if such new Warrant Certificate were the original Warrant Certificate issued to the Holder. Any Holder who transfers Warrants shall be responsible for and pay all costs and expenses associated with such transfer of Warrants to its transferee.

5. TERM AND COMPLIANCE WITH GOVERNMENT REGULATIONS.

     5.1   TERM OF WARRANTS: EXERCISE OF WARRANTS.

           (a) Each Warrant entitles the registered Holder thereof to purchase one share of Common Stock at any time until 5:00 pm Washington, DC time, August ____, 2004 (the "Warrant Expiration Date"), at a purchase price of $2.50 per share, as such number of shares and purchase price per share may be adjusted from time to time pursuant to Section 9 of this Warrant Agreement (such purchase price per share, as adjusted, being referred to herein as the "Warrant Price").

           (b) Subject to the provisions of this Warrant Agreement, each registered Holder of Warrant Certificates shall have the right, which may be exercised as expressed in such Warrant Certificates, to purchase from the Company (and the Company shall issue and sell to such registered Holder) the number of fully paid and nonassessable shares of Common Stock specified in such Warrant Certificates, upon surrender to the Company, or its duly authorized agent, of such Warrant Certificates, with the form of election to purchase duly filled in and signed, and upon payment to the Company of the Warrant Price for the number of shares in respect of which such Warrants are then exercised. Payment of such Warrant Price may be made in cash or by certified or cashier's check. No adjustment shall be made for any dividends on any shares of stock issuable upon exercise of a Warrant.

           (c) Upon such surrender of Warrant Certificates, and payment of the Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the registered Holder of such Warrant Certificates and (subject to receipt of evidence of compliance with the Act in accordance with the provisions of Section 11 of this Warrant Agreement) in such name or names as such registered Holder may designate, a certificate or certificates for the number of full shares of stock so purchased upon the exercise of such Warrants.

           (d) If permitted by applicable law, such share certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such shares as of the date of the surrender of such Warrant Certificates and payment of the Warrant Price as aforesaid. The rights of purchase represented by the Warrant Certificates shall be exercisable, at the election of registered Holders thereof, either as an entirety or from time to time for part only of the shares specified therein and, in the event that any Warrant is exercised in respect of less than all of the shares specified therein at any time prior to the date of expiration of the Warrants, a new Warrant Certificate or Warrant Certificates will be issued for the remaining whole number of shares specified in the Warrant so surrendered.

     5.2 COMPLIANCE WITH GOVERNMENT REGULATIONS. The Company covenants that if any shares of Common Stock required to be reserved for purposes of exercise of Warrants require, under any Federal or state law or applicable governing rule or regulations of any national securities exchange, registration with or approval of any governmental authority, or listing on any such national securities exchange before such shares may be issued upon exercise, the Company will as expeditiously as possible endeavor to cause such shares to be duly registered, approved or listed on the relevant national securities exchange, as the case may be.

6. PAYMENT OF TAXES. The Company will pay all taxes (other than any income taxes or other similar taxes), if any, attributable to the initial issuance of the Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any other issuance or delivery of any Warrants or the issuance of certificates for Warrant Shares, or the transfer thereof; and, provided further, that no such issuance, delivery or transfer shall be made unless and until the person requesting such issuance or transfer has paid to the Company the amount of any such tax, or has established, to the reasonable satisfaction of the Company, that no such tax is payable or such tax has been paid.

7. MUTILATED OR MISSING WARRANTS. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and indemnity or bond, if requested, also reasonably satisfactory to the Company. An applicant for such substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

8. RESERVATION OF WARRANT SHARES. There has been reserved out of the authorized and unissued shares of Common Stock, and the Company shall at all times keep reserved out of its authorized and unissued shares of Common Stock, a number of shares sufficient to provide for the exercise of the rights of purchase represented by the Warrants, and the transfer agent for the Common Stock ("Transfer Agent") and every subsequent Transfer Agent for any shares of the Company's Common Stock issuable upon the exercise of any of the rights of purchase aforesaid are hereby irrevocably authorized and directed at all times until the Expiration Date to reserve such number of authorized and unissued shares as shall be requisite for such purpose. Concurrently with any corporate action that might result in an increase in the number of shares for which any Warrant may be exercised pursuant to Section 9 below, the Company shall reserve out of its authorized and unissued Common Stock the maximum number of additional shares that would be needed to provide for exercise of all outstanding Warrants after any such increase. The Company will keep a copy of this Warrant Agreement on file with the Transfer Agent and with every subsequent Transfer Agent for any shares of the Company's Common Stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Company will supply such Transfer Agent with duly executed stock certificates for such purpose. The Company will furnish to such Transfer Agent a copy of all notices of adjustments, and certificates related thereto, transmitted to each Holder pursuant to Section
9.13 hereof. All Warrant Certificates surrendered in the exercise of the rights thereby evidenced shall be canceled.

9. ADJUSTMENTS. The number and kind of securities purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as hereinafter described.

     9.1   DEFINITIONS.

           (a) "Common Equity Securities" means any class or series of Common Stock of the Company;

           (b) "Convertible Security" means any evidence of indebtedness of the Company, any share of stock of the Company (other than Common Stock), or any other security of the Company that is convertible into Common Stock;

           (c) "Option" means, subject to Section 9.12 hereof, any right, option or warrant to purchase either Common Stock or Convertible Securities;

           (d) "Other Security" means (i) any security of the Company (other than Common Stock), (ii) any other security of the Company or any successor entity which the Holder of a Warrant shall be entitled to purchase at any time, or shall have purchased, upon exercise thereof in lieu of or in addition to Common Stock, or (iii) any other security of the Company which at any time shall be issuable or shall be issued in exchange for, or as a distribution with respect to, Common Stock or other securities of the Company; and

           (e) "Additional Shares of Common Stock" means all shares of Common Stock (or Other Securities) issued (or, pursuant to Section 9.3 below, deemed to be issued) by the Company after the date hereof.

     9.2 ADJUSTMENTS OF WARRANT PRICE AND NUMBER OF WARRANT SHARES IN GENERAL. Upon the occurrence of any of the events described in this Section 9, subject to Sections 9.11 and 9.12 hereof, the Warrant Price shall be adjusted in the manner and as of the time set forth in this Section 9. Upon each adjustment of such Warrant Price pursuant to this Section 9, the Holder of each Warrant shall thereafter prior to the Expiration Date thereof be entitled to purchase, at the Warrant Price resulting from such adjustment, the number of Warrant Shares obtained by multiplying the Warrant Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of such Warrant immediately prior to such adjustment and dividing the product thereof by the Warrant Price resulting from such adjustment.

     9.3   ISSUE OF ADDITIONAL SHARES OF COMMON STOCK: ACTUAL AND DEEMED.

           (a) Whenever the Company issues Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to subsection 9.3(b) below) without consideration or for a consideration per share less than the Closing Price on the date of such issuance, the Warrant Price shall be reduced, concurrently with such issuance, to a price (calculated to the nearest cent) determined by multiplying the Warrant Price by the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issuance and (ii) the consideration, if any, received or receivable by the Company upon such issue or sale divided by the Closing Price as determined at the time of such issue or sale, and dividing the result by the number of shares of Common Stock outstanding immediately after such issuance. For purposes of this calculation, all shares of Common Stock issuable upon conversion of outstanding Convertible Securities shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to subsection 9.3(b) below, such Additional Shares of Common Stock shall be deemed to be outstanding.

           (b) In the event that the Company, after the date hereof, issues any Options or Convertible Securities, subject to Section 9.12 hereof, then the maximum number of shares (as set forth in the instrument governing such Options or Convertible Securities, without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefore, such number of shares of Common Stock into which such Convertible Securities may be converted, shall be deemed to be Additional Shares of Common Stock issued as of the time of issuance, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to subsection 9.5(a) below) of such Additional Shares of Common Stock would be less than the Closing Price on the date of such issuance. Throughout this Section 9, the terms "issue" and "issuance" and all related forms thereof, when used in reference to issuance of Additional Shares of Common Stock, include reference to deemed issuance under this subsection 9.3(b), except where the context requires otherwise.

     9.4 READJUSTMENT In any case in which Additional Shares of Common Stock are deemed or have been deemed issued in connection with the issuance of Options or Convertible Securities, certain subsequent events shall require further adjustment of the Warrant Price as set forth in this Section 9.4.

           (a) No further adjustment in the Warrant Price shall be made as a result of the subsequent issuance of any share of Common Stock upon the exercise of any such Options or the conversion of any such Convertible Securities.

           (b) If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any decrease in the consideration payable to the Company, or increase in the number of shares of Common Stock issuable upon the exercise, conversion, or exchange thereof, the Warrant Price computed upon the original issuance thereof, and any subsequent adjustments based thereon, shall, upon any such decrease or increase becoming effective, be recomputed to reflect such decrease or increase insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities. Notwithstanding any provision to the contrary in any instrument governing such Options or Convertible Securities, however, there shall be no such decrease or increase as a result of any recomputation of the Warrant Price pursuant to this subsection 9.4(b).

           (c) Upon the expiration of any Options or rights of conversion or exchange under any Convertible Securities, if any thereof shall not have been exercised, the Warrant Price shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (A) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or conversions or exchange rights under such Convertible Securities and (B) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregated consideration, if any, actually received by the Company for the issuance, sale or grant of all of such Options or conversion or exchange rights under such Convertible Securities whether or not exercised, provided, further that no such readjustment shall have the effect of increasing the Warrant Price by an amount in excess of the amount of the adjustment initially made, in respect to the issuance, sale or grant of such Options, or conversion or exchange rights under such Convertible Securities.

     9.5 DETERMINATION OF CONSIDERATION. For purposes of this Section 9, the consideration received or deemed to be received by the Company for the issuance or deemed issuance of any Additional Shares of Common Stock shall be determined according to this Section 9.5, but shall not include interest accrued and unpaid on Convertible Securities.

     (a) Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to subsection 9.3(b) relating to Options and Convertible Securities shall be determined by dividing

     (x) the total amount, if any, received by the Company as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion of such Convertible Securities, by

     (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion of such Convertible Securities.

     (b) Stock Dividends and Stock Subdivisions. Any additional shares of Common Stock issued or deemed to have been issued pursuant to any stock dividend or stock subdivision shall be deemed to have been issued for no consideration.

     9.6   STOCK DIVIDENDS AND STOCK SPLITS.

           (a) In the event the Company at any time or from time to time on or after the date hereof shall, subject to Section 9.12 hereof, pay any dividend on securities payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock into a greater number of shares, Additional Shares of Common Stock shall be deemed to have been issued for no consideration:

           (i) in the case of any such dividend, immediately after the close of business on the record date for determining the holders of any class of securities entitled to received such dividend, or

           (ii) in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

           In either case the number of Additional Shares of Common Stock deemed to have been issued shall be the difference between the number of outstanding shares of Common Stock immediately before such dividend or subdivision and the number of shares of Common Stock outstanding immediately thereafter.

           (b) In the event the Company at any time or from time to time after the date hereof shall pay any dividend on securities payable in Convertible Securities or other securities, an adjustment shall be made as if such dividend were an issuance, for no consideration, of the total number of shares of Common Stock issuable upon the exercise, conversion or exchange of the Convertible Securities or other securities distributed in such dividend.

     9.7 ADJUSTMENTS FOR COMBINATIONS OR CONSOLIDATION OF COMMON STOCK. In the event the outstanding shares of Common Stock shall be combined or consolidated into a lesser number of shares of Common Stock, the Warrant Price in effect immediately prior to such combination or consolidation, concurrently with the effectiveness of such combination or consolidation, shall be proportionately increased. But in no event to greater than the aggregate Warrant Price of all Warrant shares in effect on the date hereof, and the number of Warrant Shares purchaseable hereunder shall be proportionately reduced.

     9.8 ADJUSTMENT FOR MERGER OR REORGANIZATION, ETC. In case of any consolidation, merger, or business combination of the Company with or into another corporation or the conveyance of all or substantially all of the assets of the Company to another corporation, each Warrant hereunder, without any further act or the execution of any further instrument whatsoever, shall become a warrant to purchase or receive, at the Warrant Price, such shares of stock or other securities or property as a holder of the number of Warrant Shares purchasable upon exercise of such Warrant immediately prior thereto would have been entitled to upon such consolidation, merger, business combination, sale or conveyance, and appropriate adjustment (as reasonably determined by the Board of Directors of the Company or the surviving corporation, as the case may be) shall be made in the application of the provisions herein set forth with respect to the rights of the holder of such Warrant, to the end that such provisions (including provisions with respect to changes in and other adjustments of the Warrant Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon exercise of such Warrant. The Company shall not effect any such consolidation, merger, business combination, sale or conveyance unless prior to the consummation thereof the successor (if other than the Company) resulting there from, or the transferee of the assets, as the case may be, shall have assumed by written instrument the obligation to deliver to each holder of a Warrant such shares of stock or other securities or property as, in accordance with the foregoing provisions and the provision of each Warrant, such holder may be entitled to purchase or receive.

     9.9 ADJUSTMENTS FOR CERTAIN DISTRIBUTIONS. In the event the Company shall distribute to all holders of its Common Stock shares of its capital stock (other than shares of Common Stock), evidences of indebtedness of the Company or assets of the Company (excluding cash dividends or distributions out of earned surplus) or rights or warrants to subscribe for securities of the Company (excluding those referred to in Section 9.12), then in each case the Warrant Price shall be adjusted to a price determined by multiplying the Warrant Price in effect immediately prior to the record date mentioned below by a fraction, of which the numerator shall be the Closing Price per share on the record date for determination of shareholders entitled to receive such distribution, less the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants which are applicable to one share of Common Stock, and of which the denominator shall be the Closing Price per share.

     9.10 ADJUSTMENT OF WARRANT PRICE UPON ISSUANCE OF OTHER SECURITIES. In the event Other Securities shall be issued or shall become subject to issuance upon the conversion of any shares (or Other Securities) of the Company for a consideration such as to diminish the aggregate fair market value of the Warrant Shares purchasable upon exercise of any Warrant, adjustments of the Warrant Price shall be made as nearly as possible in the manner provided in this Section 9 so as to maintain the aggregate fair market value of such Warrant Shares to the extent reasonably possible.

     9.11 MINIMUM ADJUSTMENT Notwithstanding anything in this Section 9 to the contrary, the Company shall not be required to give effect to any adjustment in the Warrant Price unless and until the cumulative effect of one or more adjustments, determined as above provided, shall have required a change in the Warrant Price by at least one cent ($.01), but when the cumulative effect of one or more adjustments so determined shall be to change the Warrant Price by at least one cent ($.01) such cumulative change in the Warrant Price shall thereupon be given effect.

     9.12  NO ADJUSTMENT.  No adjustment in the Warrant Price shall be made:

           (a)    for a change in the par value of the Warrant Shares; or

           (b)    in the case of the Warrants issued pursuant hereto; or

           (c) as a result of shares of Common Stock or Convertible Securities being issued upon conversion or exchange of any Options, warrants, or Convertible Securities of the Company outstanding on the date hereof; or

           (d) solely on account of any warrants issued or deemed to be issued in connection with an adjustment pursuant to the antidilution provisions of any outstanding warrants of the Company on the date hereof; or

           (e) in the case of shares of Common Stock or Convertible Securities pursuant to any employee or director incentive or benefit plan or stock ownership plan, agreement or arrangement, including any employment, severance or consulting agreement of the Company or any subsidiary or affiliate of the Company heretofore or hereafter adopted or approved, as the case may be, and any modifications to, or amendments of, any such plans, agreements or arrangements.

     For the purpose of any computation under this Section 9, the term "Closing Price" shall mean the average of the daily sales price regular way for the preceding ten (10) Trading Days before such day or, on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices of the Common Stock in the over-the-counter market as reported by Nasdaq or any comparable system for the preceding ten (10) Trading Days before such day or, in the absence of one or more such quotations, the average of the closing bid and asked prices for the preceding ten (10) Trading Days before such day as furnished by any New York Stock Exchange member firm selected from time to time by the Company for this purpose. The term "Trading Day" shall mean a date on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if not listed or admitted to trading, Nasdaq (or any successor to such exchange) is open for the transaction of business.

     9.13 TREASURY SHARES. The number of shares of Common Stock outstanding at any time shall not include shares owned or held by or for the account of the Company or any of its subsidiaries, and the disposition (but not the cancellation) of any such shares in tranches greater than 10,000 shall be considered an issue or sale of the Common Stock for the purposes of Section 9.

     9.14 NOTICE OF ADJUSTMENT. Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Warrant Price of such Warrant Shares is adjusted, as herein provided, the Company shall promptly mail by first class, postage prepaid, to each Holder notice of such adjustment or adjustments and a certificate of a firm of independent certified public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment, setting forth the computation by which such adjustment was made, and confirming that such adjustments and calculations have been made in accordance with the terms hereof.

     9.15 STATEMENT ON WARRANT CERTIFICATES. Irrespective of any adjustments in the Warrant Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrant Certificates initially issuable pursuant to this Warrant Agreement.

10. NO FRACTIONAL INTERESTS. No fractional Warrant Shares, or cash or other property in lieu thereof, shall be issued upon the exercise of Warrants. The Company shall make a payment in cash in respect of any fractional shares which might otherwise be issuable upon exercise of these Warrants, calculated by multiplying the fractional share amount by the Closing Bid price of the Company's Common Stock on the date of exercise; provided that the exercise of multiple Warrants shall be aggregated so that a cash payment in respect of fractional shares pursuant to this Section 10 shall not be made as to a total number greater than one for any single exercise.

11. REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND REGISTRATION RIGHTS. Boeing represents and warrants to the Company that Boeing will not dispose of any of its Warrants or Warrant Shares except pursuant to (i) an effective registration statement under the Act, (ii) Rule 144 under the Act (or any similar rule under the Act relating to the disposition of securities), or (iii) an opinion of counsel that an exemption from such registration is available.

12. CERTIFICATES TO BEAR LEGENDS. The Warrants shall be subject to a stop-transfer order and the Warrant Certificates therefor shall bear the following legend by which each Holder shall be bound:

     THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK (OR OTHER SECURITIES) ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

     The Warrant Shares (or Other Securities) issued upon exercise of the Warrants shall be subject to a stop-transfer order and the Stock Certificate or Stock Certificates evidencing any such Warrant Shares (or Other Securities) shall bear a legend in substantially the following form:

     THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

     The Company covenants that it shall issue a new Warrant Certificate or Warrant Certificates without the legends referred to above, evidencing the Warrants or the Warrant Shares or Other Securities issued upon exercise of the Warrants, in exchange for a Warrant Certificate or Warrant Certificates evidencing such Warrants, Warrant Shares or Other Securities, and will remove the stop-transfer order, in the event the Holder of such Warrants, Warrant Shares or Other Securities shall deliver to the Company an opinion of counsel reasonably satisfactory to the Company that an exemption from registration under the Act is available with respect to such Warrants, Warrant Shares or Other Securities.

13. REGISTRATION RIGHTS. The Company and Boeing agree that their respective rights and obligations with respect to registration of the Warrants and Warrant Shares under the Act are as hereinafter set forth.

     13.1  REGISTRATION OF WARRANTS AND WARRANT SHARES.

           (a) Boeing or a majority of the Holders of the Warrants shall have the right, at any time to make written request to the Company to register under the Act any of its or their Common Stock issued under the Warrant. Promptly upon receipt of such request, the Company shall file with the Securities and Exchange Commission a registration statement on the applicable form for the registration of such Common Stock and shall use its best efforts to cause such registration statement to become effective as soon as practicable to permit or facilitate the sale and distribution of such Common Stock. Immediately upon receipt of a request for registration pursuant to this Section 13.1(a), the Company shall notify each of the other Holders of such request. The Company is obligated to effect only one such registration pursuant to this Section 13.1(a).

           (b) If the Company at any time proposes to register any of its Common Stock under the Act for its own account or for the account of any Holder or any other person (other than (i) any registration of an offering solely to employees of the Company or its subsidiaries or (ii) any registration relating to a merger or other business combination transaction), it shall promptly give written notice to the Holder of its intention to do so, and the Company shall include in such registration, subject to Section 13.2 hereof, all Warrant Shares that the Holder shall specify in a written notice delivered to the Company within 30 days after its receipt of the Company's notice of the proposed filing of the registration statement, provided that the Company shall not be required to include in such registration any Warrant Shares that a Holder shall so specify if in the unqualified opinion of counsel to the Company reasonably acceptable to the Holder so specifying, registration under the Act is not required for the transfer of such Warrant Shares in the manner requested by such Holder or that a post-effective amendment to an existing registration statement would be legally sufficient for such transfer and the Company shall have obtained such a post-effective amendment.

     13.2 EXCLUSION. If the proposed registration pursuant to Section 13.1(b) is to be underwritten (whether on a "best efforts" or a "firm commitment" basis), the managing underwriter shall have the right to exclude all or any part of the Warrant Shares of the Holder if the underwriter advises the Company in writing that it reasonably believes that the inclusion of the Warrant Shares would impair the success of the proposed offering. Any exclusion of Warrant Shares shall be made pro rata among the Holder and all other persons (other than the Company) participating in the registration in proportion to the respective number of Warrant Shares or other securities for which such Holder and each such other person have requested registration.

     13.3 FURTHER OBLIGATIONS AND CONDITIONS RELATING TO REGISTRATION OF SHARES. Registration of Warrant Shares pursuant to Section 13.1 shall be subject to the following:
           (i) Information, Documents, Assignments, etc. The Holder shall furnish to the Company such material information as the Company may reasonably request concerning the Holder and its holdings of securities of the Company and the proposed method of sale or other disposition of the Warrant Shares and such other information as shall be required in connection with any registration, qualification or compliance referred to herein. The Company shall permit counsel for the Holder to participate in meetings in connection with the preparation of any registration statement prepared pursuant to
           Section 13.1 (but the Holder shall be under no obligation to participate in any such meetings and shall incur no liability for its failure to so participate). Before filing any such registration statement or amendment or supplement thereto, the Company shall furnish to the Holder copies of all such documents proposed to be filed. The Company shall promptly deliver to the Holder copies of each such registration statement and each amendment or supplement thereto as filed with the Securities and Exchange Commission ("SEC"). The Company shall furnish to the Holder the number of prospectuses, offering circulars or other documents, and all amendments or supplements thereto, incident to each registration, qualification or compliance as from time to time the Holder may reasonably request.

           (ii) Underwriting Agreement. The Company and the Holder shall enter into an underwriting agreement in customary form with respect to the registration of Warrant Shares pursuant to Section 13.1 hereof with the underwriter or underwriters selected for such underwriting by the Company, which underwriting agreement shall provide for the completion of the offering within 90 days of the effective date of the registration statement, provided, however, that such underwriting agreement shall not require any Holder to indemnify the underwriter for any losses, claims, damages, liabilities or actions except those arising out of or based on an untrue statement or omission made in reliance upon and in conformity with written information furnished to the underwriter by such Holder for specific use in the registration statement, prospectus, preliminary prospectus, amendment or supplement.

           (iii) Filing of Amendments. The Company shall file such amendments and supplements to the registration statement and the related prospectus and take such other action as may be necessary to keep the registration statement effective and to comply with the Act for such period, not exceeding 90 days from the original effective date of the registration statement.

           (iv) Blue Sky. The Company shall do any and all acts and things which may be necessary or advisable to enable the Holder to consummate the sale, transfer or other disposition of Warrant Shares and take such action under the securities laws of such states as the Holder shall reasonably request, provided, however, that the Company shall not be required to file any general consent to service of process, to qualify to do business as a foreign corporation, or to otherwise subject itself to taxation in connection with any such action, in any state.

           (v) Expenses. The Company shall pay all of the costs of registration and all related blue sky costs, including, but not limited to, printing expenses, registration and filing fees, and fees and disbursements of counsel and accountants for the Company (subject, however, to subsection (vi) below), except that the Holder shall pay the fees and selling commissions applicable to its Warrant Shares and the Company (or others) shall pay the fees and selling commissions applicable to all other shares of Common Stock being sold. Such sharing shall be in the proportion that the number of Warrant Shares being registered for the Holders bears to the total number of other shares of Common Stock being so registered.

           (vi) Audits. The Company shall not be required to furnish any audited financial statements at the request of the Holder other than those statements customarily prepared at the end of its fiscal year, unless the Holder shall agree to reimburse the Company of the out-of-pocket costs incurred by the Company in the preparation of such other audited financial statements. The Company shall, however, furnish, without charge, copies of all such unaudited financial statements as the Holder shall reasonably request.

           (vii) Indemnification. The Company shall indemnify and hold harmless the Holder, each person who under the Act is deemed a controlling person of the Holder, each underwriter for the Holder and the officers, directors, agents and employees of the foregoing against any losses, claims, damages, costs, actions or liabilities to which the Holder, controlling person, underwriter or any officers, directors, agents or employees of the foregoing may become subject under the Act or otherwise, insofar as such losses, claims, damages, costs, actions or liabilities (or actions in respect thereof) shall arise out of or be based upon any untrue or allegedly untrue statement of any material fact contained in the registration statement, upon any related prospectus or preliminary prospectus or any amendment or supplement to the registration statement or any prospectus or preliminary prospectus or upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse any legal or other expenses reasonably incurred by each such indemnified person in connection with investigating or defending against any such loss, claim, damage, liability, cost or action; provided, however, that the Company shall not be liable to a Holder, controlling person or underwriter for any losses, claims, damages, liabilities, costs or actions insofar as the same shall arise out of or be based upon any such untrue statement or omission made in reliance upon and in conformity with written information furnished by that person seeking indemnification hereunder to the Company specifically for use in the registration statement, prospectus, preliminary prospectus, amendment or supplement. The Holder and each underwriter for the Holder shall similarly indemnify and hold harmless the Company, and its controlling persons and underwriters and the officers, directors, agents and employees of the foregoing against any such losses, claims, damages, liabilities, costs or actions but only insofar as the same shall arise out of or be based upon any untrue statement or omission made in reliance upon and in conformity with written information furnished by such indemnifying person to the Company for use in the registration statement, prospectus, preliminary prospectus, amendment or supplement.

     13.4 CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 13.3 above is due in accordance with its terms but is not permitted by applicable law, the Company, the underwriters and each Holder shall contribute to the aggregate losses, claims, damages, costs and liabilities (or actions in respect thereof) to which any Holder, the underwriter or the Company may be subject in such proportion as is appropriate to reflect the relative fault committed in connection with the statements or omissions which resulted in such losses, claims, damages, costs or liabilities as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company the underwriter or the Holder and their relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. In no event, however, shall the indemnifying party be required to contribute to any losses, claims, damages, costs or liabilities that arise solely out of or are based upon written information furnished by such indemnitee for specific use in the registration statement, prospectus, preliminary prospectus, amendment or supplement.

     13.5 CHANGE IN SEC PROCEDURES OR FORMS. If the SEC adopts new procedures or forms for public resales of restricted securities, the Company shall take such action as may be demanded by the Holder in order to permit public resales of the Warrants and/or Warrant Shares pursuant to such new procedures or forms so long as the economic or other burden of compliance is not materially greater than the burden contemplated by Sections 13.1 to 13.4 above.

     13.6 TRANSFER OF REGISTRATION RIGHTS. It is expressly understood and agreed that Boeing may transfer all or any portion of its registration rights hereunder to any person or enter into any agreement providing for the joint exercise of the registration rights granted hereunder, provided, that Boeing shall notify the Company of any such transfer and any transferee of Holder, shall, if such transferee Holder desires to exercise registration rights hereunder, agree to be bound with respect to such registration rights by the terms of this Warrant Agreement.

14. NO RIGHTS AS STOCKHOLDERS; NOTICES TO HOLDERS. Nothing contained in this Warrant Agreement or in any of the Warrants shall be construed as conferring upon the Holders or their transferees the right to vote or to receive dividends or to consent to or receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company. The Company shall provide to the Holders all information it provides to shareholders, including, without limitation, notices, proxy statements and financial statements. If, however, at any time prior to the Expiration Date and prior to the exercise of the Warrants, any of the following events shall occur:

     (a) the Company shall declare any dividend payable in any securities upon its shares of Common Stock or make any distribution (other than a cash dividend in the ordinary course) to the holders of its shares of Common Stock; or

     (b) the Company shall offer to the holders of its shares of Common Stock any additional shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock or any right to subscribe to or purchase any thereof; or

     (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, sale or transfer or lease of all or substantially all of its property, assets, and business as an entirety) shall be proposed; then in any one or more of said events the Company shall (i) give notice in writing of such event to the Holders as provided in Section 15 hereof and (ii) if there are more than 100 Holders, cause notice of such event to be published once in The Wall Street Journal (national edition), such giving of notice and publication to be completed at least 20 days (or 10 days in any case specified in paragraphs (a) and (b) above) prior to the date fixed as a record date or the date of closing and transfer books for the determination of the stockholders entitled to such dividend, distribution, or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be.

15. NOTICES. Any notice pursuant to this Warrant Agreement to be given or made by the registered Holder of any Warrant to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed as follows:

     If to the Company:
     World Airways, Inc.
     13873 Park Center Road, Suite 490
     Herndon, Virginia  20171
     Attention:   President and Chief Operating Officer

     If to Boeing:




Notices or demands authorized by this Warrant Agreement to be given or made by the Company to or on any registered Holder of any Warrant shall be sufficiently given or made (except as otherwise provided in this Warrant Agreement) if sent by first-class mail, postage prepaid, addressed to such Holder at the address of such Holder as shown on the Warrant Register. Each party hereto may from time to time change the address to which notices to it are delivered or mailed hereunder by notice in writing to the other party.

16. SUPPLEMENTS AND AMENDMENTS. The Company and all of the Holders may from time to time supplement or amend this Warrant Agreement in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Holders may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrants and which shall not adversely affect the interests of the Holders.

17. SUCCESSORS. All the covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Holders shall bind and inure to the benefit of their respective successors and assigns hereunder.

18. BENEFITS OF THIS WARRANT AGREEMENT. Nothing in this Warrant Agreement shall be construed to give to any person or corporation other than the Company and the Holders, any legal or equitable right, remedy or claim under this Warrant Agreement, but this Warrant Agreement shall be for the sole and exclusive benefit of the Company and the Holders of the Warrants and Warrant Shares.

19. CAPTIONS. The captions of the Sections and subsections of this Warrant Agreement have been inserted for convenience only and shall not affect the construction hereof.

20. COUNTERPARTS. This Warrant Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts together shall constitute but one and the same instrument.

21. CONSTRUCTION. This Agreement incorporates the entire understanding of the parties and supersedes all previous agreements and shall be governed by, and construed in accordance with, the laws of the State of New York as applied to contracts made and performed in such State, without giving effect to principles of conflict of law. The Company hereby irrevocably submits the exclusive jurisdiction of the Federal and New York State courts located in the City of New York in connection with any suit, action or proceeding related to this Agreement or any of the matters contemplated hereby, irrevocably waive any defense of lack of personal jurisdiction and irrevocably agree that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. The Company irrevocably waives, to the fullest extent they may effectively do so under applicable law, any objection which they may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suite, action or proceeding brought in any such court has been brought in an inconvenient forum.

IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed on the date first set forth above.

                  WORLD AIRWAYS, INC.


                  By:    ____________________________________

                  Title: ____________________________________


                  THE BOEING COMPANY


                  By:    ____________________________________

                  Title: ____________________________________

                                    EXHIBIT A
                                       TO
                                WARRANT AGREEMENT

                          [FORM OF WARRANT CERTIFICATE]


THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK (OR OTHER SECURITIES) ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS
CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT
AGREEMENT REFERRED TO HEREIN.

NO. ____                                                  ____________ WARRANTS

                     VOID AFTER 5:00 PM WASHINGTON, DC TIME
                                 March ___, 2005

                               WORLD AIRWAYS, INC.

                               Warrant Certificate

THIS CERTIFIES THAT for value received_________ the registered holder hereof or registered assigns (the "Holder"), is the owner of the number of Warrants set forth above, each of which entitles the owner thereof to purchase at any time after issuance until 5:00 PM, Washington, DC time on March ____, 2005, one fully paid and nonassessable share of the common stock (the "Common Stock"), $.001 par value per share, of World Airways, Inc. (the "Company"), as such number of shares may be adjusted pursuant to the Warrant Agreement referred to below at the purchase price of $2.50 per share (the "Warrant Price"), as such Warrant Price may be adjusted pursuant to the Warrant Agreement.

This Warrant Certificate is subject to, and entitled to the benefits of all of the terms, provisions and conditions of a warrant agreement dated as of March ___, 2000 (the "Warrant Agreement") by and between the Company and The Boeing Company ("Boeing"), and which Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Company and the Holders of the Warrant Certificates. Copies of the Warrant Agreement are on file at the principal office of the Company.

The Holder hereof may be treated by the Company and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding, and until such transfer on such books, the Company may treat the Holder hereof as the owner for all purposes.

The Warrant Certificate, with or without other Warrant Certificates, upon surrender at the principal office of the Company, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor and date evidencing Warrants entitling the Holder to purchase a like aggregate number of shares of Common Stock as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered entitled such Holder to purchase. If this Warrant Certificate shall be exercised in part, the Holder shall be entitled to receive upon surrender hereof, another Warrant Certificate or Warrant Certificates for the number of whole Warrants not exercised.

No fractional shares of Common Stock shall be issued upon the exercise of any Warrant but the Company shall pay the cash value of any fraction upon the exercise of the Warrant.

No Holder shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon such Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or, except as provided in the Warrant Agreement, to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until the Warrant or Warrants evidenced by this Warrant Certificate shall have been exercised and the shares of Common Stock purchasable upon the exercise thereof shall have become deliverable as provided in the Warrant Agreement.

IN WITNESS WHEREOF, World Airways, Inc. has caused the manual or facsimile signature of its President and Chief Operating Officer or Chairman of the Board of Directors to be printed hereon, under its corporate seal, affixed or in facsimile, attested by the manual or facsimile signature of the Secretary or an Assistant Secretary of the Company.


DATE:      __________________            WORLD AIRWAYS, INC.
                                         By:      ______________________________
[SEAL]                                   Title:   ______________________________


Attest:
By:        ______________________________
Title:     ______________________________

                                    EXHIBIT B

                                  PURCHASE FORM

                    [To be executed upon exercise of Warrant]


To World Airways, Inc.

     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the Warrant Certificate(s) within for, and to purchase thereunder, __________ shares of Common Stock as provided for therein. Please issue a certificate or certificates for such shares of Common Stock in the name of _________________________________ .

PLEASE INSERT SOCIAL SECURITY              Name
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE                                ____________________________________


                                           Address
                                           ------------------------------------


                                           Signature

                                           ------------------------------------

                                           NOTE: The above signature
                                                 should correspond exactly
                                                 with the name on the face
                                                 of this Warrant Certificate
                                                 or with the name of
                                                 assignee appearing in the
                                                 assignment form below.

AND, if said number of Shares shall not be all the Shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance of the whole number of Shares purchasable thereunder.


Dated:     _______________

                                   ASSIGNMENT

          (To be executed only upon assignment of Warrant Certificate)

For value received, _____________________, a _____________________ corporation
("Assignor") hereby sells, assigns and transfers unto ____________________________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.

Date:      _____________


                                  By:      ____________________________________

                                  Name:    ____________________________________

                                  Title:   ____________________________________

                               WARRANT CERTIFICATE

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK (OR OTHER SECURITIES) ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS
CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT
AGREEMENT REFERRED TO HEREIN.

NO. 1                                                         1,000,000 WARRANTS

                     VOID AFTER 5:00 PM WASHINGTON, DC TIME
                                March ____, 2005

                               WORLD AIRWAYS, INC.

                               Warrant Certificate

THIS CERTIFIES THAT for value received The Boeing Company, a Delaware corporation ("Boeing"), the registered holder hereof or registered assigns (the "Holder"), is the owner of the number of Warrants set forth above, each of which entitles the owner thereof to purchase at any time after issuance until 5:00 pm, Washington, DC time on March ____, 2005, one fully paid and nonassessable share of the common stock (the "Common Stock"), $.001 par value per share, of World Airways, Inc. (the "Company"), as such number of shares may be adjusted pursuant to the Warrant Agreement referred to below at the purchase price of $2.50 per share (the "Warrant Price"), as such Warrant Price may be adjusted pursuant to the Warrant Agreement referred to below.

This Warrant Certificate is subject to, and entitled to the benefits of, all of the terms, provisions and conditions of a warrant agreement dated as of March ___, 2000 (the "Warrant Agreement") by and between the Company and Boeing, and which Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Company and the Holders of the Warrant Certificates. Copies of the Warrant Agreement are on file at the principal office of the Company.

The Holder hereof way be treated by the Company and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding, and until such transfer on such books, the Company may treat the Holder hereof as the owner for all purposes.

The Warrant Certificate, with or without other Warrant Certificates, upon surrender at the principal office of the Company, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor and date evidencing Warrants entitling the Holder to purchase a like aggregate number of shares of Common Stock as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered entitled such Holder to purchase. If this Warrant Certificate shall be exercised in part, the Holder shall be entitled to receive upon surrender hereof, another Warrant Certificate or Warrant Certificates for the number of whole Warrants not exercised.

No fractional shares of Common Stock shall be issued upon the exercise of any Warrant but the Company shall pay the cash value of any fraction upon the exercise of the Warrant.

No Holder shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon such Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or, except as provided in the Warrant Agreement, to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until the Warrant or Warrants evidenced by this Warrant Certificate shall have been exercised and the shares of Common Stock purchasable upon the exercise thereof shall have become deliverable as provided in the Warrant Agreement.

IN WITNESS WHEREOF, World Airways, Inc. has caused the manual or facsimile signature of its President and Chief Operating Officer or Chairman of the Board of Directors to be printed hereon, under its corporate seal, affixed or in facsimile, attested by the manual or facsimile signature of the Secretary or an Assistant Secretary of the Company.

DATE: March ____, 2000             WORLD AIRWAYS, INC.


                                   By:      ____________________________________

                                   Title:   ____________________________________

[SEAL]


Attest:

By:        ____________________________________

Title:     ____________________________________